•	Tuohy Brothers
•	Natural Gas Infrastructure & Production
•	Investor Meetings
•	August 18, 2010
•	Forward-Looking Statements
•	Company Overview
•	Focus on natural gas infrastructure
–	Attractive industry outlook
–	Natural gas is key to America’s energy future
–	High-quality assets with diverse supply and strong markets
•	Principally regulated asset base
–	Provides earnings and cash flow stability through long-term contracts
–	Business model proven to weather economic cycles
•	Organic growth projects provide low-risk growth trajectory

•	Map of Operations
•	Company Facts
•	Transportation & Storage
•	Vast pipeline network with access to diverse supply sources and growing markets
•	Approximately 15,000 miles of interstate pipelines with transportation capacity of 7.8 Bcf/d
•	One of North America’s largest liquefied natural gas (LNG) import terminals with peak send out of 2.1 Bcf/d and storage of 9 Bcf
•	Owns/leases approximately 100 Bcf of storage

•	Transportation & Storage Assets
•	Trunkline LNG:
Infrastructure Enhancement Project
•	FGT Phase VIII Expansion
•	FGT Phase VIII Expansion Timeline
•	FGT Pascagoula Lateral
•	Gathering & Processing
•	Located in prolific, long-lived Permian Basin
•	Approximately 5,500 miles of gas and gas liquids pipelines covering 16 counties in West Texas/Southeast New Mexico
•	Two (North and South) fully-integrated midstream system interconnected via high-pressure transfer system
•	Four active cryogenic plants and six active treating plants
–	Restarted Mi Vida treating facility in February 2010
–	Expect to restart Halley processing plant in 4Q2010
•	Attractive downstream markets
•	Attractive contract mix: 60% POP; 40% Fee + Conditioning
•	Map of Operations
•	North System
•	Consists of the Jal and Keystone Systems
–	Low pressure integrated sour gas gathering systems
–	Average processed volumes over 200 MMcfd
–	22,000+ barrels per day (bpd) NGL production
–	225 MMcfd cryogenic processing capacity
–	325 MMcfd sour gas treating capacity
–	40 tons per day sulfur plant capacity

•	South System
•	Consists of the Mi Vida, Coyanosa and Tippett Systems
–	High pressure integrated sweet and sour gas gathering systems
–	Average wellhead volumes 270 MMcfd
–	Average processed volumes 170 MMcfd
–	11,000+ bpd NGL production
–	190 MMcfd cryogenic processing capacity
–	250 MMcfd sour gas treating capacity

•	High Pressure Transfer System
•	2010/2011 Growth Opportunities
•	Bone Springs Growth Opportunities
•	Driven by Bone Springs shale development
•	Restarted Mi Vida treater during February 2010
–	Added 110MMcf/d of treating capacity
•	Halley processing plant restart
–	Phase I
•	Adds 60MMcf/d of cryo processing capacity late 4Q10
–	Phase II (if commercially necessary)
•	Adds 50MMcf/d of additional cryo processing capacity
•	6 month lead time
–	Expect capacity to be sold under percentage of proceeds contracts
•	Gathering & Processing Assumptions
•	Positive processing spread environment encourages optimal Natural Gas Liquid recoveries; Normalized fuel, flare and unaccounted-for volumes
•	2010 projected equity volumes
–	Natural Gas Liquids equivalent of 35,000 to 40,000 MMBtu/d
–	Natural Gas of 15,000 to 20,000 MMBtu/d
•	2010 hedge positions
–	40,000 MMBtu/d of NGL equivalent at $10.44
–	5,000 MMBtu/d of natural gas $5.33
•	2011 hedge positions
–	25,000 MMBtu/d of NGL equivalent at $11.63

•	Distribution
•	Missouri Gas Energy
–	Provides natural gas to over 500,000 customers
–	Nearly 13,000 miles of main and service lines
–	Received a $16.2MM annual base rate increase effective February 28, 2010
•	New rate design eliminates impact of weather or conservation on margin for residential and small general service customer classes
•	New England Gas Company
–	Provides natural gas to 50,000 customers
–	Nearly 2,000 miles of main and service lines
–	Received $3.7MM in increased annual base rates in February 2009

•	Corporate & Other
•	Corporate segment provides administrative and support functions to business segments and allocates expenses as appropriate
•	Other segment primarily consists of PEI Power Corporation which owns interests in and operates 75 MW of generating assets in the PJM ISO and Fall River Gas Appliance

•	Summary
•	Focus on natural gas related infrastructure
•	Organic growth projects with clear visibility towards earnings and cash flow growth
•	Actively managed hedging program helps mitigate volatility in NGL margins
•	Balance preservation of investment grade credit ratings and return of capital to shareholders